Exhibit 10.2

AMENDMENT NO. 4 TO DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 4 (the “Amendment”), dated March 29, 2012, is entered into by and between Abbott Diabetes Care Inc., formerly known as TheraSense, Inc. (“ADC”), and Insulet Corporation (“Insulet”), to amend the Development and License Agreement entered into between TheraSense, Inc. (“Therasense”) and Insulet, effective as of January 23, 2002, as previously amended on March 3, 2008, June 30, 2010 and April 5, 2011 (together with this Amendment No. 4 hereinafter referred to collectively as the “Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment and in the Agreement, ADC and Insulet hereby agree as follows:

1.	Section 1.37 is hereby amended and restated in its entirety to read as follows:

“Expansion Territory” means Germany, France, UK, Netherlands, Switzerland, Belgium, Finland, Norway, Sweden, Australia, China (including, for avoidance of doubt, Hong Kong, Macau and Taiwan), Austria, Denmark and Czech Republic. Except as otherwise set forth herein, the Expansion Territory shall be considered a part of the Territory.

2.	The last sentence of Section 2.9 is hereby amended and restated in its entirety to read as follows:

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3.	A new Section 6.6(c) is hereby added to read as follows:

(c) Neither Party (nor their Affiliates or any of their respective contractors, distributors or agents) will publish or distribute any written or electronic marketing, promotional, customer service or other similar materials (“Marketing Materials”) that mention the other Party’s name or products or use the other Party’s trademarks without the other Party’s prior review and written approval. Such approval shall not be unreasonably withheld. For avoidance of doubt, the foregoing provision applies to, without limitation, websites, advertising, sales aids, brochures, marketing collateral, emails, social media and letters or other communications to customers, distributors, health care providers and other third parties. For the further avoidance of doubt, a Party need not seek approval for changes to previously approved Marketing Materials if the changes are unrelated to the other Party’s name, products or trademarks, and do not change the overall meaning, context or impression of the approved Marketing Materials. In all cases, a Party changing approved Marketing Materials will notify the other Party in writing of such changes and provide the other Party with a copy of the changed Marketing Materials.

4.	A new sentence is hereby appended to the end of Section 6.7 to read as follows:

Failure by Insulet to notify ADC of its intent to begin marketing and selling the Product with ADC DBGM in a country within the Expansion Territory within the time periods specified in this paragraph shall constitute a material breach of this Agreement. Notwithstanding the foregoing and for the avoidance of doubt: (i) Insulet has previously provided the notice required by this paragraph with respect to Germany, France, UK, Netherlands, and Switzerland and is entitled to continue marketing and selling the Product with ADC DBGM in those countries; (ii) ADC acknowledges that Amendment No. 4 to this Agreement constitutes notice from Insulet of its intent to commence marketing and selling the Product with ADC DBGM in Norway, Sweden, Austria, Denmark and the Czech Republic and Insulet may commence such marketing and selling effective immediately upon execution of Amendment No. 4.

5.	A new sentence is hereby appended to the end of Section 6.8(a) to read as follows:

Without limiting ADC’s right to stop providing Kits, if Insulet fails to provide the Kit Forecast for any country within the [****] period specified in this paragraph, ADC shall have no obligation to provide Kits in such country until [******] after the date on which ADC receives the Kit Forecast.

6.	The second sentence in Section 6.8(d) is hereby amended to correct the term “INTERRUPTED” to “UNINTERRUPTED.”

7.	A new Section 6.8(e) is hereby added to read as follows:

(e) In addition to the Kits provided above for New Customers, ADC may also provide Kits, Test Strips and control solution to Insulet [******], solely for Insulet sales training and demonstration purposes. The Kit Forecasts provided by Insulet pursuant to this section shall also show, on a country-by-country basis, how many Kits are required for New Customers and how many Kits, Test Strips and control solution vials are required for sales training and demonstration purposes, subject to ADC’s approval and acceptance in its sole discretion. ADC may cease providing additional Kits, Test Strips and control solution under this paragraph at any time upon written notice to Insulet.

8.	A new Section 6.8(f) is hereby added to read as follows:

(f) ADC’s provision of Kits and control solution to Insulet pursuant to this Section 6.8 is subject to the conditions set forth in that certain letter, from ADC to Insulet, dated October 17, 2011, a copy of which is attached hereto as Schedule D and incorporated herein by reference. Such letter states that ADC may immediately cease providing Kits and/or control solution to Insulet if Insulet fails to take measures to ensure that its customers use Test Strips provided by ADC after August 23, 2011 only with a blood glucose meter provided by ADC and not with the Product, until such time as the Product is cleared by the FDA for use with ADC’s currently approved Test Strips.

9.	A new Section 6.9 is hereby added to read as follows:

6.9 Joint Sales Calls; Promotion and Detailing. The Parties may, but shall not be obligated to, coordinate sales efforts and make joint sales calls to customers. However, neither Party will promote or detail any of the other Party’s products or services to customers without the other Party’s express prior consent. For the avoidance of doubt, Insulet’s promotion and detailing of the Product including demonstrations of the use of the ADC DBGM, and Test Strips with the Product shall not require the consent of ADC, unless such promotion or detailing focuses on characteristics of, or makes any claims concerning, any ADC products or services (including the ADC DBGM and the Test Strips) that are not directly related to demonstrating the use of the ADC DBGM and Test Strips with the Product (e.g., without limitation, discussions of the performance characteristics of the ADC DBGM or Test Strips or discussions of ADC’s Promise Program). Such consent may be conditioned on a requirement that prior to engaging in such promotion or detailing activities, the Party who is promoting or detailing must require its employees or agents to undergo sales training approved by the other Party to learn about the other Party’s products and services and how to promote or detail them appropriately. A Party shall stop promoting or detailing the other Party’s products or services immediately upon receipt of a written request to do so from the other Party. Neither Party shall be entitled to any compensation for promoting or detailing the other Party’s products or services in accordance with this paragraph. In connection with any joint sales or promotional activities, the parties shall comply with the Advanced Medical Technology Association (AdvaMed) Code of Ethics on Interactions with Health Care Professionals.

10.	A new sentence is hereby appended to the end of Section 9.3 to read as follows:

Insulet shall submit written reports and invoices to ADC pursuant to this paragraph within [**********] after the end of the calendar quarter in which the Customer Service Events occurred, and ADC shall have no obligation to pay for any Customer Service Events that are not reported within such time period.

11.	A new sentence is hereby appended to the end of Section 9.4 to read as follows:

Insulet shall submit written reports and invoices to ADC pursuant to this paragraph within [**********] after the end of the calendar quarter in which the Customer Service Events occurred, and ADC shall have no obligation to pay for any Expansion Territory Customer Service Events (neither initial fees nor annual fees) that are not reported within such time period.

12.	A new Section 9.8 is hereby added to read as follows:

9.8 Additional Countries. Notwithstanding anything in this Agreement to the contrary, the following provisions shall apply solely with respect to Insulet’s activities and planned activities in Austria, Denmark and the Czech Republic (the “Additional Countries”):

(a) ADC shall not be required to provide any customer service training or other training to Insulet employees or agents with respect to Insulet’s activities or planned activities in any of the Additional Countries;

(b) With respect to New Customers and Expansion Territory Customer Service Events in the Additional Countries the initial fee shall be [****] and the annual fee shall be [****].

(c) ADC shall have no obligations under Section 4.7(c) or Section 4.7(e) with respect to any actual or alleged infringement of any third party’s Rights in the Additional Countries.

(d) ADC shall have no obligation under Section 6.2(a) to provide any marketing or technical assistance to Insulet in any of the Additional Countries, but ADC shall continue to provide promotional materials (in English) subject to the requirements set forth in Section 6.2(a).

13.	A new Section 9.9 is hereby added to read as follows:

9.9 Forecasts. On the first day of each quarter during the term of this Agreement, Insulet shall provide a rolling quarterly forecast showing Insulet’s estimated Customer Service Events and Expansion Customer Service Events on a country-by-country basis for the following [****] period. Such forecasts shall be based on Insulet’s good faith estimates, but shall be used for ADC’s planning purposes only and shall not be binding on Insulet.

14.	Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect, and as so modified or amended, is hereby approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to Development and License Agreement to be signed by a duly authorized representative effective as of the date set forth above.

INSULET CORPORATION		ABBOTT DIABETES CARE INC.

By:	/s/ Duane DeSisto	By:	/s/ Robert B. Ford
Name:	Duane DeSisto	Name:	Robert B. Ford
Title:	Chief Executive Officer	Title:	Vice President, Global Commercial Operations

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